As filed with the Securities and
Exchange Commission on March 27, 2006                      Registration No. 333-
================================================================================

                                  United States
                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form S-3
                             Registration Statement

                        Under the Securities Act of 1933

                          DYNAMIC MATERIALS CORPORATION

             (Exact name of registrant as specified in its charter)

                    Delaware                              84-0608431
(State or other jurisdiction of                (IRS Employer Identification No.)
   incorporation or organization)


                                 5405 Spine Road
                                Boulder, CO 80301
                                 (303) 665-5700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Richard A. Santa
                                 5405 Spine Road
                                Boulder, CO 80301
                                 (303) 665-5700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Pierre F. de Ravel d'Esclapon
                              Joseph L. Seiler III
                       LeBoeuf, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                             Calculation of registration fee
------------------------- --------------------- --------------------- --------------------- ---------------------

Title of Securities       Amount To Be          Proposed Maximum      Proposed Maximum      Amount of
To Be Registered          Registered            Offering Price Per    Aggregate Offering    Registration Fee
                                                Share(1)              Price
------------------------- --------------------- --------------------- --------------------- ---------------------
Common Stock, $.05 par         5,926,982        $ 34.35               $ 203,591,832         $ 21,784.33
value

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq Capital Market on March 23, 2006.
================================================================================


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION, DATED MARCH 27, 2006.

Prospectus

5,926,982 shares

DYNAMIC MATERIALS CORPORATION

Common stock

This prospectus relates to the offer and sale from time to time of up to 5,926,982 shares of our common stock by the selling stockholder named herein.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We will not receive any proceeds from sales of common stock by the selling stockholder. For additional information on the methods of sale, you should refer to the section entitled "Plan of distribution" beginning on page 13.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol "BOOM." On March 23, 2006, the last reported sale price of our common stock was $34.40 per share.

Our corporate offices are located at 5405 Spine Road, Boulder, Colorado, 80301. Our telephone number at that address is (303) 665-5700.

Investing in our common stock involves risks. See the section entitled "Risk factors" beginning on page 2 and in any prospectus supplement accompanying this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2006.

                                Table of contents

                                                                          Page



About this prospectus........................................................1
Risk factors.................................................................2
Cautionary statement regarding  forward-looking information..................9
Business....................................................................10
Use of proceeds.............................................................10
Selling stockholder.........................................................11
Plan of distribution........................................................13
Legal matters...............................................................14
Experts.....................................................................14
Incorporation of documents by reference.....................................14
Where you can find more information.........................................15

                              About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder named herein may, from time to time, sell up to 5,926,982 shares of common stock described in this prospectus and in any prospectus supplement in one or more offerings. Each time the selling stockholder sells shares under this prospectus, the selling stockholder will be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the manner in which the securities are being offered. That prospectus supplement may include additional risk factors or other additional disclosure. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under "Incorporation of documents by reference" and "Where you can find more information."

As used in this prospectus, the terms "we," "our" and "us" refer to Dynamic Materials Corporation, including our consolidated subsidiaries. SNPE, Inc. is our majority stockholder, who is also the selling stockholder under this prospectus. SNPE, Inc. is an indirect wholly-owned subsidiary of SNPE, a French corporation. In this prospectus, unless the context requires otherwise, SNPE refers to SNPE, Inc., and Groupe SNPE refers to the French parent company and its subsidiaries, as a group.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction.

                                  Risk factors

You should carefully consider the following risk factors before you decide to buy our common stock. You should also consider the other information in this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and the prospectus supplement. The risks described below are not the only ones we face. Additional risks described below under "Cautionary statement regarding forward-looking information" and other risks that are not currently known to us or that we currently do not consider to be material may also impair our business, financial condition and results of operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Factors Related to Our Industry

Despite substantial growth in recent years in our existing markets, growth in such markets may not continue at the same rate indefinitely.

     From 2003 to 2004 and from 2004 to 2005, sales by our Explosive Metalworking segment, which we refer to as DMC Clad, increased by 55% and 47%, respectively. However, the explosion-weld cladding market is dependent upon sales of products for use by customers in a limited number of heavy industries, including upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation and industrial refrigeration. These industries tend to be cyclical in nature, and there can be no assurance that the construction and other needs of these industries for our products will continue to grow at current rates. An economic slowdown in one or all of these industries, whether due to cyclicality or other factors, could impact capital expenditures within the industry. If demand from such industries were to decline or even grow less quickly, our sales would be expected to be affected proportionately, which may have a material adverse effect on our business, financial condition and results of operations.

There is a limited availability of sites suitable for cladding operations.

     Our cladding process involves the detonation of large amounts of explosives. As a result, the sites where we perform cladding must meet certain criteria, including lack of proximity to a densely populated area, the specific geological characteristics of the site, and the ability to comply with local noise and vibration abatement regulations. The process of identifying suitable sites and obtaining permits for using the sites from local government agencies can be time-consuming and may not be successful. In addition, we could experience difficulty in obtaining or renewing permits because of resistance from residents in the vicinity of proposed sites. The failure to obtain required governmental approvals or permits could limit our ability to expand our cladding business in the future, and the failure to maintain such permits would have a material adverse effect on our business, financial condition and results of operations.

Certain raw materials we use are subject to supply shortages.

     Although we generally use standard metals and other materials in manufacturing our products, certain materials such as specific grades of carbon steel, titanium, zirconium and nickel can be subject to supply shortages due to general economic conditions or problems with individual suppliers. While we seek to maintain sufficient alternative supply sources for these materials, there can be no assurance that we will always be able to obtain sufficient supplies or obtain supplies at acceptable prices without production delays, additional costs or a loss of product quality. If we were to fail to obtain sufficient supplies on a timely basis or at acceptable prices, such loss or failure could have a material adverse effect on our business, financial condition and results of operations.

Certain raw materials we use are subject to price increases.

     The markets for certain metals and other raw materials used in our business are highly variable and are characterized by periods of increasing prices. We generally do not hedge commodity prices or enter into forward supply contracts, and instead we endeavor to pass along price variations to our customers. We may see a general downturn in business if the price of raw materials increases enough for our customers to delay planned projects or use alternative materials to complete their projects.

We are subject to extensive government regulation and failure to comply could subject us to future liabilities and could adversely affect our ability to conduct or to expand our business.

     We are subject to extensive government regulation in the United States, France and Sweden, including guidelines and regulations for the safe manufacture, handling, transport and storage of explosives specified by the U.S. Bureau of Alcohol, Tobacco and Firearms, the Federal Motor Carrier Safety Regulations set forth by the U.S. Department of Transportation and the Safety Library Publications of the Institute of Makers of Explosives, and similar guidelines of their European counterparts. In Sweden, the purchase, transport, storage and use of explosives is governed by a permit issued by the Police Authority of the County of Varmland. In France, although we purchase explosives from Nobel Explosifs France, which we refer to as "NEF," an affiliate of SNPE, we must comply with licensing and regulations for the purchase, transport, storage, handling and use of explosives. In addition, while our facilities in France and Sweden where we weld together metal plates through an explosion are located outdoors, the facility in Pennsylvania is located in a mine, which subjects us to certain regulations and oversight of governmental agencies that oversee mines.

     We are also subject to extensive environmental and occupational safety regulation, as described below under " - Liabilities under environmental and safety laws could result in restrictions or prohibitions on our facilities and substantial civil or criminal liabilities, as well as the assessment of strict liability and/or joint and several liability" and " - The use of explosives subjects us to additional regulation, and any accidents or injuries could subject us to significant liabilities."

     The export of certain products from the United States is restricted by U.S. export regulations. These regulations generally prevent the export of products that could be used by certain end-users, such as those in the nuclear or biochemical industries. In addition, the use and handling of explosives may be subject to increased regulation due to heightened concerns about security and terrorism. Such regulations could restrict our ability to access and use explosives and increase costs associated with the use of such explosives, which could have a material adverse effect on our business, financial condition and results of operations.

     Any failure to comply with current and future regulations in the U.S. and Europe could subject us to future liabilities. In addition, such regulations could restrict our ability to expand our facilities, construct new facilities, compete in certain markets or could require us to incur other significant expenses in order to maintain compliance. Accordingly, our business, results of operations or financial condition could be adversely affected by our non-compliance with applicable regulations, by any significant limitations on our business as a result of our inability to comply with applicable regulations, or by any requirement that we spend substantial amounts of capital to comply with such regulations.

Liabilities under environmental and safety laws could result in restrictions or prohibitions on our facilities and substantial civil or criminal liabilities, as well as the assessment of strict liability and/or joint and several liability.

     We are subject to extensive environmental and safety regulation in the United States and Europe. Any failure to comply with current and future environmental and safety regulations could subject us to significant liabilities. In particular, any failure to control the discharge of hazardous materials and wastes could subject us to significant liabilities, which could adversely affect our business, financial condition and results of operations.

     We and all our activities in the United States are subject to federal, state and local environmental and safety laws and regulations, including but not limited to, noise abatement and air emissions regulations, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations issued and laws enforced by the labor and employment departments of the U.S. and the states in which we conduct business, the U.S. Department of Commerce, the U.S. Environmental Protection Agency and by state and county health and safety agencies. In France, we and all our activities are subject to state environmental and safety regulations established by various departments of the French government, including the Ministry of Labor, the Ministry of Ecology and the Ministry of Industry, and to local environmental and safety regulations and administrative procedures. In Sweden, we and all our activities are subject to various safety and environmental regulations, including those established by the Work Environment Authority of Sweden in its Work Environment Act. In addition, our shooting operations in France and Sweden may be particularly vulnerable to noise abatement regulations because these operations are primarily conducted outdoors.

     Changes in, or compliance with, environmental and safety regulations could inhibit or interrupt our operations, or require modifications to our facilities. Any actual or alleged violations of environmental and safety laws could result in restrictions or prohibitions on our facilities and substantial civil or criminal sanctions, as well as the assessment of strict liability and/or joint and several liability under applicable law. Under certain environmental laws, we could be held responsible for all of the costs relating to any contamination at our or any of our predecessors' past or present facilities, and at third party waste disposal sites. We could also be held liable for any and all consequences arising out of human exposure to hazardous substances or other environmental damage. Accordingly, environmental, health or safety matters may result in significant unanticipated costs or liabilities.

The use of explosives subjects us to additional regulation, and any accidents or injuries could subject us to significant liabilities.

     Our operations involve the detonation of large amounts of explosives. As a result, we are required to use specific safety precautions under U.S. Occupational Safety and Health Administration guidelines and guidelines of similar entities in France and Sweden. These include precautions which must be taken to protect employees from exposure to sound and ground vibration or falling debris associated with the detonation of explosives. There is a risk that an accident or death could occur in one of our facilities. Any accident could result in significant manufacturing delays, disruption of operations or claims for damages resulting from death or injuries, which could result in decreased sales and increased expenses. To date, we have not incurred any significant delays, disruptions or claims resulting from accidents at our facilities. The potential liability resulting from any accident or death, to the extent not covered by insurance, may require us to use other funds to satisfy our obligations and could cause our business to suffer. See " - Our use of explosives is an inherently dangerous activity that could lead to temporary or permanent closure of our shooting sites" below.

Our use of explosives is an inherently dangerous activity that could lead to temporary or permanent closure of our shooting sites.

     We use a large amount of explosives in connection with the creation of clad metals and the shock synthesis of diamonds. The use of explosives is an inherently dangerous activity. Explosions, even if occurring as intended, can lead to damage to the shooting facility or to equipment used at the facility or injury to persons at the facility. If a person were injured or killed in connection with such explosives, or if equipment at the mine or either of the outdoor locations were damaged or destroyed, we might be required to suspend our operations for a period of time while an investigation is undertaken or repairs are made. Such a delay might impact our ability to meet the demand for our products. In addition, if the mine were seriously damaged, we might not be able to locate a suitable replacement site to continue our operations.

     The manufacture of industrial grade diamonds utilizing explosive shock synthesis requires the use of a large quantity of explosives. Although this activity only represents approximately 1% of revenues, we are required to provide this service pursuant to a contractual relationship with the landlord of our shooting site in Dunbar, Pennsylvania. While the production of diamonds increases the risk of damage to the mine, we are required to continue this activity, despite its low contribution to revenues.

Risk Factors Related to Dynamic Materials Corporation

Our operating results fluctuate from quarter to quarter.

     We have experienced, and expect to continue to experience, fluctuations in annual and quarterly operating results caused by various factors, including the timing and size of orders by major customers, customer inventory levels, shifts in product mix, acquisitions and divestitures, and general economic conditions. The upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and other diversified industries to which we sell our products are, to varying degrees, cyclical and tend to decline in response to overall declines in industrial production. As a result, our business is also cyclical, and the demand for our products by these customers depends, in part, on overall levels of industrial production. Any future material weakness in demand in any of these industries could materially reduce our revenues and profitability. In addition, the threat of terrorism and other geopolitical uncertainty could have a negative impact on the global economy, the industries we serve and our operating results.

     We typically do not obtain long-term volume purchase contracts from our customers. Quarterly sales and operating results, therefore, depend on the volume and timing of backlogs as well as bookings received during the quarter. Significant portions of our operating expenses are fixed, and planned expenditures are based primarily on sales forecasts and product development programs. If sales do not meet our expectations in any given period, the adverse impact on operating results may be magnified by our inability to adjust operating expenses sufficiently or quickly enough to compensate for such a shortfall. Results of operations in any period should not be considered indicative of the results to be expected for any future period. Fluctuations in operating results may also result in fluctuations in the price of our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2005.

Customers have the right to change orders until products are completed.

     Customers have the right to change orders after they have been placed. If orders are changed, the extra expenses associated with the change will be passed on to the customer. However, because a change in an order may delay completion of the project, recognition of income for the project may also be delayed.

There is no assurance that we will continue to compete successfully against other clad and welding companies.

     Our explosion-welded clad products compete with explosion-welded clad products made by other manufacturers in the clad metal business located throughout the world and with clad products manufactured using other technologies. Our combined North American and European operations typically supply explosion-welded clad to the worldwide market. There is one other well-known explosion-welded clad supplier worldwide, a division of Asahi-Kasei Corporation of Japan. There are also a number of smaller companies worldwide with explosion-welded clad manufacturing capability, including several companies in China. There are currently no other significant North American based explosion-welded clad suppliers. We focus strongly on reliability, product quality, on-time delivery performance, and low cost manufacturing to minimize the potential of future competitive threats. However, there is no guarantee we will be able to maintain our competitive position.

     Explosion-welded clad products also compete with those manufactured by rollbond and weld overlay cladding processes. In rollbond technology, the clad and base metal are bonded together during a hot rolling process in which slab is converted to plate. In weld overlay, which is typically performed by our fabricator customers, the cladding layer is deposited on the base metal through a fusion welding process. The technical and commercial niches of each cladding process are well understood within the industry and vary from one world market location to another. Our products compete with weld overlay clad products manufactured by a significant number of our fabricator customers.

     Our AMK Welding segment, which we refer to as "AMK Welding," competes principally with other domestic companies that provide welding services to the aircraft engine and power generation industries. Some of these competitors have established positions in the market and long standing relationships with customers. To remain competitive, we must continue to develop and provide technologically advanced welding, heat-treat and inspection services, maintain quality levels, offer flexible delivery schedules, and compete favorably on the basis of price. We compete against other welding companies on the basis of quality, performance and cost. There can be no assurance that we will continue to compete successfully against these companies.

We are dependent on a relatively small number of customers for a significant portion of our net sales.

     A significant portion of our net sales is derived from a relatively small number of customers. We expect to continue to depend upon our principal customers for a significant portion of our sales, although there can be no assurance that our principal customers will continue to purchase products and services from us at current levels, if at all. The loss of one or more major customers or a change in their buying patterns could have a material adverse effect on our business, financial condition and results of operations. In past years, the majority of DMC Clad's revenues have been derived from customers in the upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation and industrial refrigeration industries and the majority of AMK Welding's revenues have been derived from customers in the aircraft engine and power generation industries. Economic downturns in these industries could have a material adverse effect on our business, financial condition and results of operations.

     AMK Welding, which contributes approximately 5% to our total net sales, continues to rely primarily on one customer for the majority of its sales. This customer and AMK Welding have entered into a long-term supply agreement for certain of the services provided to this customer. Any termination of or significant reduction in AMK Welding's business relationship with this customer could have a material adverse effect on AMK Welding's business, financial condition and results of operations.

Failure to attract and retain key personnel could adversely affect our current operations.

     Our continued success depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain of these key personnel could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to attract and retain such individuals on acceptable terms, if at all, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Work stoppages and other labor relations matters may make it substantially more difficult or expensive for us to produce our products, which could result in decreased sales or increased costs, either of which would negatively impact our financial condition and results of operations.

     We are subject to the risk of work stoppages and other labor relations matters, particularly in France and Sweden, where some of our employees are unionized. The employees at our U.S. facility, where the majority of products are manufactured, are not unionized. While we believe our relations with employees are satisfactory, any prolonged work stoppage or strike at any one of our principal facilities could have a negative impact on our business, financial condition or results of operations. We most recently experienced a one-week work stoppage in 2005 at our facility in France. This strike did not materially impact operations, but we cannot assure you that a work stoppage at one or more of our facilities will not materially impair our ability to operate our business in the future.

Our financial condition could be adversely affected by any acquisition we pursue, and the unsuccessful integration of a business we acquire could have a material adverse effect on operating results.

     We continue to consider possible acquisitions as part of our growth strategy. Any potential acquisition may require additional debt or equity financing, resulting in additional leverage and dilution to existing stockholders. We cannot assure you that any future acquisition will be consummated, or that if consummated that we will be able to integrate such acquisition successfully without a material adverse effect on our financial condition or results of operations.

SNPE has a significant influence on our company and could take actions that may not be consistent with the desires of other stockholders.

     As of March 24, 2006, SNPE, the selling stockholder under this prospectus, controlled 50.3% of our outstanding common stock. SNPE has significant influence over our management and affairs and matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of power may have the effect of actions being taken or not taken according to the desires of SNPE.

SNPE has indicated that it intends to sell up to all of its shares of our common stock.

     On February 28, 2006, SNPE filed a Schedule 13D/A with the Securities and Exchange Commission in which it stated that it was exploring the sale of up to all of its shares of our common stock in an underwritten secondary offering, and that it was evaluating the opportunity and has engaged in discussions with us and potential underwriters in connection with such a sale. SNPE further disclosed that it intended to relinquish control over us and liquidate its equity interest in connection with such an offering. This prospectus is being filed pursuant to SNPE's intent to sell up to all of its shares of our common stock. In addition, some of our loan agreements contain change-of-control clauses that would permit the lenders to demand repayment of outstanding amounts upon the sale of our common stock by SNPE. If we are unable to negotiate amendments to such agreements prior to the sale of our common stock by SNPE, we might be required to repay these loans at such time.

Risks Factors Related to This Offering

The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock.

     Sales by us or our stockholders of a substantial number of shares of our common stock, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

     As of March 24, 2006, there are 11,780,920 shares of our common stock outstanding. All of the shares sold under this prospectus will be freely transferable, except for any shares sold to our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, our certificate of incorporation permits us to issue up to 15,000,000 shares of common stock. As of March 24, 2006, we have an aggregate of 3,219,080 shares of our common stock authorized but unissued, including shares issuable upon the exercise of outstanding options. We have the ability to issue substantial amounts of our common stock in the future, which would dilute the percentage ownership held by investors who purchase shares of our common stock in this offering.

The price of our common stock may fluctuate substantially, which could negatively affect us and the holders of our common stock.

     The price of our common stock has been volatile. Since January 1, 2004, the high and low sales price of our common stock has ranged from a low of $1.29 to a high of $38.44, as adjusted to reflect the 2:1 stock split on October 13, 2005. The trading price of our common stock may continue to be volatile in response to a number of factors, many of which are beyond our control, including negative news about other publicly traded companies in our industry and the industries of our customers, general economic or stock market conditions unrelated to our operating performance, quarterly variations in our operating results, changes in earnings estimates by analysts, and announcements of new clients or service offerings by our competitors. In addition, our financial results may be below the expectations of securities analysts and investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly.

     In addition, the U.S. securities markets have from time to time experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Broad market and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares at or above the public offering price, or at all. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management's attention and resources, which could negatively affect our financial results. In addition, if we decide to settle any class action litigation against us, our decision to settle may not necessarily be related to the merits of the claim.

                         Cautionary statement regarding
                           forward-looking information

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigations Reform Act of 1995. These statements include information with respect to our financial condition and our results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "continue," "project" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

o    The ability to obtain new contracts at attractive prices;
o    The size and timing of customer orders and shipment;
o    Fluctuations in customer demand;
o    Changes to customer orders;
o    Competitive factors;
o    The timely completion of contracts;
o Any actions which may be taken by the majority stockholder, SNPE, as our controlling stockholder with respect to us and our business;
o    The timing and size of expenditures;
o    The timely receipt of government approvals and permits;
o    The adequacy of local labor supplies at our facilities;
o    The availability and cost of funds; and
o    General economic conditions, both domestically and abroad.

The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of its date and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

In evaluating a potential investment in our common stock, you should carefully consider the discussion of these and other factors in the section entitled "Risks factors" on page 2.

                                    Business

We are a leading provider of explosion-welded clad metal plates. Explosion-weld cladding uses an explosive charge to bond together plates of different metals that do not bond easily with traditional welding techniques. DMC Clad's products are used in critical applications in a variety of industries, including upstream oil and gas, oil refinery, petrochemicals, hydrometallurgy, aluminum production, shipbuilding, power generation and industrial refrigeration. DMC Clad's market leadership for explosion-welded clad metal plates is a result of its state-of-the-art manufacturing facilities, technological leadership and production expertise. We believe our customers select us for our high quality product, speed and reliability of delivery, and cost effectiveness. We have a global sales force that allows us to access international markets. DMC Clad's operations are located in Pennsylvania, France and Sweden.

Through AMK Welding, we also provide advanced welding services, primarily to the power turbine and aircraft engine manufacturing industries. AMK Welding is a highly specialized welding subcontracting shop for complex shapes used principally in gas turbines and aircraft engines. AMK Welding's operations are conducted at its South Windsor, Connecticut facility.

                                Use of proceeds

We will not receive any of the proceeds from the sale of the shares offered by the selling stockholder. All of the net proceeds from the sale of the shares will be received by the selling stockholder.

                               Selling stockholder

SNPE is the selling stockholder under this prospectus. All share numbers below reflect the 2:1 stock split we effected in October 2005.

The following table sets forth certain information about the selling stockholder.

---------------------------------------------------------------------------------------------------------------------------
                                                                      Number of
                                                                      shares of
                                                                      common              Number of
                                   Number of          Percentage      stock               shares of          Percentage
                                   shares of        ownership of      offered          common stock        ownership of
                                common stock        common stock      under             to be owned        common stock
                                owned before         before this      this               after this          after this
   Name                        this offering         offering(1)      prospectus        offering(2)         offering(2)
---------------------------------------------------------------------------------------------------------------------------
SNPE, Inc.(3)
101 College Road East
Princeton, NJ 08540.........       5,926,982               50.3%       5,926,982                --                  --
---------------------------------------------------------------------------------------------------------------------------

(1)  Based on 11,780,920 shares outstanding as of March 24, 2006.

(2) Assumes the sale of all shares offered under this prospectus. The selling stockholder may sell some, all or none of its shares, and we do not know how long the selling stockholder will hold the shares before selling them.

(3) The information in this table is based on information contained in Forms 4 and Schedules 13D filed with the Securities and Exchange Commission by SNPE and certain of its affiliates.

SNPE's acquisition of our common stock

Prior to and during 1999, NEF acquired 812,800 shares of our common stock in open-market transactions through sources other than us or our affiliates. These shares were transferred to SNPE in 1999. SNPE acquired an additional 4,218,182 newly issued shares of our common stock for $5.8 million in June 2000. Also in June 2000, SNPE acquired 496,000 outstanding shares of our common stock for an aggregate purchase price of $0.4 million, in a privately negotiated purchase from one of our former stockholders. Finally, also in June 2000, we borrowed $1.2 million from SNPE under a convertible subordinated note agreement. SNPE exercised its conversion rights in June 2005 and received an additional 400,000 newly-issued shares.

Transactions with the selling stockholder and its affiliates

The June 2000 convertible subordinated note agreement referred to above bore interest at a rate of 5% annually. For 2005, 2004 and 2003, interest payments under this note totaled $26,333, $60,000 and $60,000, respectively. Amounts outstanding as of December 31, 2005, 2004 and 2003 were $0, $1.2 million and $1.2 million, respectively.

In March 2001, we agreed to acquire our subsidiaries Nobelclad and Nitro Metall from NEF. We financed the acquisition in part through $4.0 million in debt provided by SNPE. This debt bore interest at the federal funds rate plus 3% annually and provided for quarterly amortization of principal. For 2005, 2004 and 2003, interest payments in respect of this debt totaled $23,911, $64,258 and $104,539, respectively. Amounts outstanding as of December 31, 2005, 2004 and 2003 were $0, $666,670 and $2.0 million, respectively.

Nobelclad purchases explosives used in its cladding operations from NEF. For 2005, 2004 and 2003, these purchases totaled $819,904, $738,567 and $445,293, respectively. Our accounts payable as of December 31, 2005, 2004 and 2003 included $229,091, $297,627 and $61,023, respectively, relating to these purchases.

Nobelclad has a Euro-denominated working-capital line of credit from SNPE that provides for loans of up to approximately $2.4 million, based on the December 31, 2005 exchange rate. Amounts outstanding under this line bear interest at EURIBOR plus 1.5% annually. For 2005, 2004 and 2003, interest payments under this line totaled $12,311, $22,040 and $17,202, respectively. Amounts outstanding as of December 31, 2005, 2004 and 2003 were $0, $133,928 and $753,420, respectively. This line expires annually on December 31 but is subject to annual renewal by the parties. This line automatically terminates if Groupe SNPE loses its indirect control over Nobelclad, and therefore will expire upon SNPE's sale of our common stock as contemplated in this prospectus.

Directors and officers

As our controlling stockholder, SNPE has the ability to nominate and elect all of our directors and officers. SNPE will lose this ability upon its sale of our common stock as contemplated in this prospectus.

Currently, four of our seven directors are employed in other capacities by Groupe SNPE, including Mr. Michel Nicolas, who is currently Executive Vice President, Chemicals of Groupe SNPE; Mr. Michel Rieusset, who is currently General Counsel of Groupe SNPE; Mr. Francois Schwartz, who is currently Corporate Senior Vice President, Financial and Legal Affairs of Groupe SNPE; and Mr. Bernard Zeller, who is currently Senior Vice President - Strategy and Development of Groupe SNPE. These individuals are not obligated to step down from our board. However, SNPE has indicated to us that it currently intends to relinquish these board seats upon its sale of all shares of our common stock owned by SNPE.

                              Plan of distribution

We are registering 5,926,982 shares of common stock covered by this prospectus for sale by the selling stockholder. The term "selling stockholder" as used in this section of the prospectus refers to the selling stockholder identified under "Selling stockholder," or its pledgees, donees, transferees, or any of its successors in interest.

Such shares of common stock may be sold from time to time directly by the selling stockholder or, alternatively, through underwriters, broker-dealers or agents. If shares of the common stock are sold through underwriters, broker-dealers or agents, responsibility for underwriting discounts or commissions or agent's commissions will be borne by the selling stockholder. Such common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Generally the underwriters' obligations to purchase the shares will be subject to certain conditions precedent. The prospectus supplement, if any, will set forth the terms of the offering of the shares of common stock registered hereby, including (a) the names of any underwriters, broker-dealers or agents, and the amounts of securities to be underwritten or purchased by each of them and (b) the public offering price of the shares and the proceeds to the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such sales may be effected in transactions (which may involve block transactions):

o through the Nasdaq Capital Market or on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale,

o    in the over-the-counter market, or

o    in other transactions, such as privately negotiated transactions.

In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging positions they assume. The selling stockholder may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

The selling stockholder may select broker-dealers to sell its shares. Broker-dealers that the selling stockholder engages may arrange for other broker-dealers to participate in selling such shares. The selling stockholder may give such broker-dealers commissions or discounts or concessions in amounts to be negotiated immediately before any sale. In connection with such sales, these broker-dealers, any other participating broker-dealers, and the selling stockholder and certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with the sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Capital Market pursuant to Rule 153 under the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. In no event will any distribution of the shares of common stock covered by this prospectus take the form of an underwritten offering without our prior agreement. We have informed the selling stockholder that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to its sales in the market.

If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the selling stockholder's shares offered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) or (c) under the Securities Act, disclosing facts material to the transaction.

We estimate that the total expenses associated with offerings under this prospectus, other than underwriting discounts and commissions, will be approximately $1.1 million, all of which will be paid by the selling stockholder.


                                  Legal matters

The validity of the shares of common stock being offered hereby and certain other matters are being passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York.

                                     Experts

The consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2005 (including the schedules appearing therein), and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                     Incorporation of documents by reference

The SEC allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. The following documents filed by us with the SEC are incorporated by reference into this prospectus:

o    our annual report on Form 10-K for the year ended December 31, 2005;

o    our current report on Form 8-K filed on January 12, 2006; and

o the description of our common stock contained in our registration statement on Form 8-A/A filed on March 27, 2006.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering covered by this prospectus will be deemed to be incorporated by reference into this prospectus and to be a part of the prospectus from the date of filing of such documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                       Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The registration statement of which this prospectus forms a part and these reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the SEC at Station Place, 100 F Street NE, Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Room maintained by the SEC at the above address. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the attached exhibits.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding us. The reports, proxy and information statements, and other information about us can be downloaded from the SEC's website.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301, Attention: Chief Financial Officer. Our telephone number at that address is (303) 665-5700.

                                     PART II
                     Information not required in prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the selling stockholder in connection with a distribution of securities registered under this registration statement.

--------------------------------------------------------------------------------------------------------------------
                                                                                                          Amount to
                                                                                                            be Paid
--------------------------------------------------------------------------------------------------------------------
SEC registration fee                                                                                   $     21,784
Legal fees and expenses                                                                                     750,000
Fees and expenses of qualification under state securities laws (including legal fees)                        10,000
NASD filing fee                                                                                              20,860
Accounting fees and expenses                                                                                100,000
Printing fees                                                                                                50,000
Transfer agent fees and expenses                                                                             10,000
Miscellaneous                                                                                               150,000
         Total                                                                                         $  1,112,644
--------------------------------------------------------------------------------------------------------------------

Item 15. Indemnification of Officers and Directors

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. We maintain liability insurance protecting us, as well as our directors and officers, against liability by reason of their being or having been directors or officers.

Our Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the company and our stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article XI of our bylaws provides that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law.

In addition, we have entered into indemnification agreements with each of our directors and officers under which we have indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being one of our directors or officers, and we maintain directors' and officers' liability insurance.

Item 16. Exhibits

----------------------------------------------------------------------------------------------------------------------
                                                                                                   Incorporated by
Exhibit No.     Description                                                                      References to filings
----------------------------------------------------------------------------------------------------------------------
1.1             Form of Underwriting Agreement.*

5.1             Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.

23.1            Consent of Ernst & Young LLP.

23.2 Consent of LeBoeuf, Lamb, Greene & MacRae LLP is contained in its opinion filed as Exhibit (5.1).

24.1            Power of attorney (included on signature page).
----------------------------------------------------------------------------------------------------------------------

* To be filed in a subsequent Form 8-K.

Item 17. Undertakings

         (a) Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

                  (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss. 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

                  (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (ss. 239.13 of this chapter) or form F-3 (ss. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) that is part of the registration statement.

                  (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (ss. 239.11 of this chapter) or Form S-3 (ss. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss. 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i) If the registrant is relying on Rule 430B (ss. 230.430b of this chapter):

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss. 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230.424(b)(2), (b)(5), or
                  (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230.415(a)(1)(i), (vii),
                  or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (ii) If the registrant is subject to Rule 430C (ss. 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230.430(A) of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424(ss. 230.424 of this chapter);

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Incorporated Annual and Quarterly Reports.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of

Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) Registration Statement Permitted by Rule 430A Under the Securities Act of 1933.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Boulder, Colorado, on the 27th day of March, 2006.

DYNAMIC MATERIALS CORPORATION


By:  /s/ Yvon Pierre Cariou
    -------------------------------------
    Yvon Pierre Cariou
    President and Chief Executive Officer


                                Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints YVON PIERRE CARIOU and RICHARD A. SANTA, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

               SIGNATURES                                 TITLE                          DATE
                                              President and Chief Executive
  /s/ Yvon Pierre Cariou                                 Officer                 March 27, 2006
--------------------------------------
Yvon Pierre Cariou                            (Principal Executive Officer)


                                             Vice President, Chief Financial
                                                  Officer and Secretary          March 27, 2006
  /s/ Richard A. Santa
--------------------------------------           (Principal Financial and
Richard A. Santa                                   Accounting Officer)


  /s/ Michel Nicolas                              Chairman and Director          March 27, 2006
--------------------------------------
Michel Nicolas


  /s/ Dean K. Allen                                      Director                March 27, 2006
--------------------------------------
Dean K. Allen

               SIGNATURES                                 TITLE                          DATE

  /s/ George W. Morgenthaler                             Director                March 27, 2006
--------------------------------------
George W. Morgenthaler


  /s/ Gerard Munera                                      Director                March 27, 2006
--------------------------------------
Gerard Munera


  /s/ Michel Rieusset                                    Director                March 27, 2006
--------------------------------------
Michel Rieusset


  /s/ Francois Schwartz                                  Director                March 27, 2006
--------------------------------------
Francois Schwartz


  /s/ Bernard Zeller                                     Director                March 27, 2006
--------------------------------------
Bernard Zeller

                                  Exhibit index

                                 Description
        1.1       Form of Underwriting Agreement.*

        5.1       Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.

        23.1      Consent of Ernst & Young LLP.

        23.2 Consent of LeBoeuf, Lamb, Greene & MacRae LLP is contained in its opinion filed as Exhibit (5.1).

        24.1      Power of attorney (included on signature page).

* To be filed in a subsequent Form 8-K.